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                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

           AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


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           and 0-11

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           applies:


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     (2)  Aggregate number of securities to which transaction
           applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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          (1) Amount Previously Paid:


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          (3) Filing Party:


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          (4) Date Filed:


          .......................................................



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                                (INV LETTERHEAD)


        AMERICAN RESIDENTIAL INVESTMENT TRUST, INC HOLDS ANNUAL MEETING


San Diego, Ca, July 19, 2002--American Residential Investment Trust, Inc. (NYSE: INV) held its annual meeting of stockholders today. In order to allow stockholders additional time to cast votes on the proposals to terminate American Residential's status as a REIT, the meeting was adjourned with respect to the consideration of these proposals. Although American Residential understands that over eighty-five percent of the shares voted at the meeting voted in favor of the de-REIT proposals, approval of one of these proposals requires the affirmative vote of two-thirds of American Residential's outstanding shares and the vote cast at the meeting was just shy of this level. The meeting will reconvene with respect to these proposals at American Residential's offices, located at 10421 Wateridge Circle, Suite 250,
San Diego, California, on August 2, 2002 at 10:00 a.m. Pacific Daylight Time.

    A preliminary tabulation indicates that stockholders voted to elect Keith Johnson and Richard T. Pratt to serve as Class II directors, approved an amendment to the 1997 Stock Option Plan, approved an amendment to the 1997 Outside Directors Stock Option Plan and voted against two stockholder proposals.

    The final results of the vote on all proposals will be announced when they have been certified by the independent inspector of election.

About American Mortgage Network

    Headquartered in San Diego, California, American Mortgage Network is a taxable REIT subsidiary of American Investment Trust, Inc., a real estate investment trust (REIT). AmNet originates loans for the national mortgage broker community through its network of regional centers and over the Internet. AmNet has regional centers in Ontario, California; Sacramento, California; San Diego, California; New Haven, Connecticut: Atlanta, Georgia; and Portland, Oregon as well as satellite offices in Mission Viejo, California; Tampa, Florida; and Kirkland, Washington. For more information, please visit www.amnetmortgage.com

About American Residential Investment Trust

    American Residential Investment Trust, Inc. is a real estate investment trust (REIT) that has traditionally invested in subprime residential mortgage assets. For more information, please
visit  www.amerreit.com.
       ----------------


INVESTOR  AND  ANALYST                                MEDIA RELATIONS
RELATIONS  CONTACTS                                      CONTACT

Judith Berry                                           Corinne Forti
Chief Financial Officer and                            President
    Executive Vice President                           Forti Communications Inc
American Residential Investment Trust, Inc             (858)  498-0113
(858) 909-1230                                         forticomm@aol.com
jberry@amnetmortgage.com

Clay Strittmatter
Senior Vice President, Finance
American Residential Investment Trust, Inc
(858) 909-1340